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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Accent Software International Ltd. and Subsidiaries:

    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ LUBOSHITZ, KASIERER & CO.
                                          LUBOSHITZ, KASIERER & CO.
                                          Member Firm of Andersen Worldwide, SC

Jerusalem, Israel
July 3, 1996